Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Beasley Broadcast Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-115930 and 333-40806) on Form S-8 of Beasley Broadcast Group, Inc. of our reports dated March 6, 2006, with respect to the consolidated balance sheets of Beasley Broadcast Group, Inc. as of December 31, 2004 and 2005, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Beasley Broadcast Group, Inc.

/s/ KPMG LLP

March 9, 2006

Tampa, Florida

Certified Public Accountants